UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 28, 2004

                                WINDSORTECH, INC.
             (Exact Name of Registrant as Specified in its Charter)



            Delaware                   000-07539            13-2599131

(State or Other Jurisdiction of      (Commission           (IRS Employer
         Incorporation)              File Number)      Identification Number)


                       70 Lake Drive, Hightstown, NJ 08520

                     (Address of Principal Executive Office)
       Registrant's telephone number, including area code: (609) 426-4666




================================================================================

Item 2.           Acquisition of Assets


                  On May 28, 2004, the registrant completed the purchase of QualTech International Corporation, a privately-held mid-range and mainframe hardware company, including its subsidiary QualTech Services Group, a services technology company. Under the terms of the agreement, QualTech shareholders will receive a combination of WindsorTech stock and cash totaling $6.5 million of which $3.25 million is cash and 3.25 million is company stock. For the cash portion, the funds were obtained through a recently completed private placement.

ITEM 7.           STATEMENTS AND EXHIBITS.

(a) The combined financial statements for Windsortech, Inc's wholly owned subsidiary Qualtech International Corporation and affiliate for December 31, 2003 are attached herewith.

(b) The proforma unaudited condensed consolidated statement of operations for the three months ended March 31, 2004, the proforma unaudited condensed consolidated statement of operations for the year ended December 31, 2003 and the proforma unaudited condensed consolidated balance sheet as of March 31, 2004 for Windsortech, Inc. and its wholly owned subsidiary Qualtech International Corporation and affiliate are attached herewith.

(c) The following exhibits are being filed or furnished with this report:



Exhibit  99.1  a. Text of press release issued by  WindsorTech,  Inc. dated June
                  1, 2004, titled "WindsorTech, Inc. Announces the Acquisition of QualTech International Corp. and QualTech Services Group".

               b. Text of press release  issued by  WindsorTech,  Inc. dated
                  June 1, 2004, titled "Correction -- Windsortech, Inc."


Exhibit 99.2      Agreement and Plan of Merger by and among  WindsorTech,  Inc.,
                  Qualtech  International   Corporation  and  Qualtech  Services
                  Group, Inc.

Exhibit  99.3  a. Action by Consent in  Writing  of a Majority  of  Stockholders
                  approving the acquisition of Qualtech International Corporation and Qualtech Services Group, Inc. dated May 19, 2004.

               b. Action  by  Unanimous  Consent  of  Directors   approving  the
                  acquisition of Qualtech International Corporation and Qualtech Services Group, Inc. dated May 21, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 WINDSORTECH, INC.


Date: August 9, 2004                             By: /S/  Edward L. Cummings
                                                 -------------------------------
                                                 Edward L. Cummings
                                                 Vice President, Treasurer and
                                                 Chief Financial Officer

================================================================================




                             QUALTECH INTERNATIONAL
                            CORPORATION AND AFFILIATE

                  COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 2003



================================================================================






                           [QUALTECH GRAPHIC OMITTED]

Contents
-------------------------------------------------------------------------------

                                                                          Page

Report of Independent Registered Public Accounting Firm...................F-1


Combined Financial Statements

    Combined Balance Sheet................................................F-2

    Combined Statement Of Operations......................................F-3

    Combined Statement Of Stockholders' Equity............................F-4

    Combined Statement Of Cash Flows......................................F-5

    Notes To Combined Financial Statements.........................F-6 - F-13

             Report of Independent Registered Public Accounting Firm


Board of Directors
Qualtech International Corporation
Eagan, Minnesota


We have audited the accompanying combined balance sheets of Qualtech International Corporation and Qualtech Services Group, Inc. (the Company) as of December 31, 2003 and 2002 and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Qualtech International Corporation and Qualtech Services Group, Inc. as of December 31, 2003 and 2002 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Rubin, Brown, Gornstein & Co. LLP

St. Louis, Missouri April 9, 2004, except for Note 8, which is dated May 28, 2004

                                     QUALTECH INTERNATIONAL CORPORATION AND AFFILIATE
-------------------------------------------------------------------------------------------------------------------------
                                                  COMBINED BALANCE SHEET



                                     Assets
                                                                                               December 31,
                                                                                  ---------------------------------------
                                                                                                2003                2002
                                                                                  ---------------------------------------
Current Assets
 Cash and cash equivalents                                                         $          97,949  $          283,422
 Accounts receivable, net of allowance of $15,870
 in 2003                                                                                     597,423             956,220
 Inventories                                                                                 909,900           1,345,323
 Prepaid expenses                                                                             15,524                  --
 Other current assets                                                                          6,840               5,640
-------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                                                       1,627,636           2,590,605

Property And Equipment, Net                                                                  141,049             191,596

Other Assets                                                                                  11,341              10,623
-------------------------------------------------------------------------------------------------------------------------

                                                                                   $       1,780,026  $        2,792,824
=========================================================================================================================



                      Liabilities And Stockholders' Equity

Current Liabilities
 Accounts payable                                                                  $         372,133  $          752,093
 Accrued expenses                                                                            216,763              42,264
    Accrued shareholder distributions                                                             --             397,400
-------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                                                    588,896           1,191,757

Notes Payable                                                                                400,000                  --
-------------------------------------------------------------------------------------------------------------------------

Total Liabilities                                                                            988,896           1,191,757
-------------------------------------------------------------------------------------------------------------------------

Stockholders' Equity
 Common stock (Note 4)                                                                         2,000               1,000
 Retained earnings                                                                           789,130           1,600,067
-------------------------------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                   791,130           1,601,067
-------------------------------------------------------------------------------------------------------------------------

                                                                                   $       1,780,026  $        2,792,824
=========================================================================================================================








See the accompanying notes to combined financial statements.            Page F-2

                QUALTECH INTERNATIONAL CORPORATION AND AFFILIATE
--------------------------------------------------------------------------------
                        COMBINED STATEMENT OF OPERATIONS


                                                           For The Years
                                                         Ended December 31,
                                                  ------------------------------
                                                      2003             2002
                                                  ------------------------------

Revenue                                           $15,096,387      $16,859,613

Cost Of Sales                                      12,013,397       13,112,496
                                                  -----------      -----------

Gross Profit                                        3,082,990        3,747,117

Selling, General And Administrative Expenses        2,638,166        1,524,165

Depreciation And Amortization                         122,758           95,714

Interest Expense                                       15,531             --
                                                  -----------      -----------

Net Income                                        $   306,535      $ 2,127,238
                                                  ===========      ===========



--------------------------------------------------------------------------------
See the accompanying notes to combined financial statements.            Page F-3



                QUALTECH INTERNATIONAL CORPORATION AND AFFILIATE
--------------------------------------------------------------------------------
                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY
                 For the Years Ended December 31, 2003 and 2002


                                            Common Stock                             Total
                                       ------------------------     Retained         Stockholders'
                                       Shares          Amount       Earnings         Equity
                                       ----------------------------------------------------------

Balance - January 1, 2002              1,000      $     1,000      $ 1,576,442       $ 1,577,442

Net Income                              --               --          2,127,238         2,127,238

Distributions Declared                  --               --         (2,103,613)       (2,103,613)
                                       ----------------------------------------------------------

Balance - December 31, 2002            1,000            1,000        1,600,067         1,601,067

Capital Contribution                   1,000            1,000             --               1,000

Net Income                              --               --            306,535           306,535

Distributions Declared                  --               --         (1,117,472)       (1,117,472)
                                       ----------------------------------------------------------

Balance - December 31, 2003            2,000      $     2,000      $   789,130       $   791,130
                                       ==========================================================





--------------------------------------------------------------------------------
See the accompanying notes to combined financial statements.            Page F-4




                QUALTECH INTERNATIONAL CORPORATION AND AFFILIATE
--------------------------------------------------------------------------------
                   COMBINED STATEMENT OF CASH FLOWS

                                                                 For The Years
                                                               Ended December 31,
                                                        -----------------------------
                                                            2003             2002
                                                        -----------------------------
Cash Flows From Operating Activities
Net income                                            $   306,535       $ 2,127,238
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization                             122,758            95,714
Change in assets and liabilities:
(Increase) decrease in accounts receivable                358,797          (358,833)
(Increase) decrease in inventories                        435,423          (476,731)
Increase in prepaid expenses and other
current assets                                            (16,724)           (1,466)
(Increase) decrease in other assets                          (718)           (4,763)
Increase (decrease) in accounts payable and
accrued expenses                                         (205,461)          424,943
-------------------------------------------------------------------------------------
Net Cash Provided By Operating Activities               1,000,610         1,806,102
-------------------------------------------------------------------------------------

Cash Flows Used In Investing Activities
Payments for property and equipment                       (72,211)         (152,925)
-------------------------------------------------------------------------------------

Cash Flows From Financing Activities
Proceeds from the issuance of common stock                  1,000              --
Net proceeds from notes payable                           400,000              --
Distributions paid                                     (1,514,872)       (1,706,213)
-------------------------------------------------------------------------------------
Net Cash Used In Financing Activities                  (1,113,872)       (1,706,213)
-------------------------------------------------------------------------------------

Net Decrease In Cash And Cash Equivalents                (185,473)          (53,036)

Cash And Cash Equivalents - Beginning Of Year             283,422           336,458
-------------------------------------------------------------------------------------

Cash And Cash Equivalents - End Of Year               $    97,949       $   283,422
=====================================================================================

Supplemental Disclosure Of Cash Flow Information
Interest paid                                         $    15,531       $      --
-------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
See the accompanying notes to combined financial statements.            Page F-5

                QUALTECH INTERNATIONAL CORPORATION AND AFFILIATE
--------------------------------------------------------------------------------
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 2003 And 2002







1.       Summary Of Significant Accounting Policies

         Business Organization

         Qualtech International Corporation was incorporated in May 2000 as a Minnesota S Corporation. Qualtech Services Group, Inc. was incorporated in February 2003 as a Minnesota S Corporation.

         Qualtech International Corporation and Qualtech Services Group, Inc., collectively, the "Company", are owned by related parties and operate under common management. As such, their financial position and results of operations have been presented combined in the accompanying financial statements. All significant intercompany transactions and balances have been eliminated in combination.

         Qualtech International Corporation purchases and remarkets IBM mainframe computers, both nationally and internationally, to retail end users, IBM Business Partners, and leasing companies. Qualtech Services Group, Inc. provides maintenance contracts for IBM mainframe computers. Credit is granted to selected customers both domestically and internationally. All sales and purchase transactions are denominated in US Dollars.

         Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F6

--------------------------------------------------------------------------------

         Revenue Recognition

         For product sales, the Company recognizes revenue at the time products are shipped and title is transferred, which is in accordance with the stated shipping terms. Revenue is recognized in accordance with these shipping terms so long as a purchase order, electronic, written or phone commitment has been received or a contract has been executed, there generally are no uncertainties regarding customer acceptance, the sales price is fixed and determinable and collectibility is deemed probable. If uncertainties exist regarding customer acceptance or collectibility, revenue is recognized when those uncertainties have been resolved. Warranties are generally provided by IBM Corporation.

         For maintenance contracts, revenue is recognized ratably over the term of the contract.

         Cash And Cash Equivalents

         The Company considers all liquid instruments purchased with a maturity of three months or less to be cash equivalents.

         Accounts Receivable

         Accounts receivable are stated at the amount management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. Changes in the valuation allowance have not been material to the financial statements.

         Inventories

         Inventories consist primarily of computer hardware, parts and related products, and are valued at the lower of cost (FIFO basis) or market. Substantially all inventory items are finished goods. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items on an item by item basis. Inventory items determined to be obsolete or slow moving are reduced to net realizable value.


--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F7

         Property And Equipment

         Property and equipment is stated at cost, net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged against operations as incurred. Upon retirement or sale, any assets disposed are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

         Furniture, fixtures, equipment, computer software and leasehold improvements are depreciated or amortized using accelerated methods over three to seven-year periods or shorter lease lives, if applicable.

         Impairment losses on long-lived assets, such as equipment and improvements, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

         Advertising Costs

         Advertising  costs  are  expensed  as  incurred.   Advertising  expense
         amounted to $53,285 in 2003 and $4,715 in 2002.

         Income Taxes

         The Company has elected S Corporation status under provisions of the Internal Revenue Code and similar provisions under Minnesota state law. As such, the Company is not liable for income taxes, but rather the stockholders include their distributive share of the taxable income of the Company on their personal income tax returns.

         Fair Value Of Financial Instruments

         The carrying amounts of financial instruments including cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to the relatively short maturity of these instruments. The carrying value of the notes payable approximate fair value based on the incremental borrowing rates currently available to the Company for financing with similar terms and maturities.


--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F8

         Impact Of Recently Issued Accounting Standards

         In May 2001, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Correction. SFAS No. 145 eliminates the requirement to classify gains and losses from the extinguishment of indebtedness as extraordinary, requires certain lease modifications to be treated the same as a sale-leaseback transaction, and makes other non-substantive technical corrections to existing pronouncements. The Company adopted this statement in 2002, which had no impact on the Company's financial position or results of operations.

         In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 changes the timing of when certain costs associated with restructuring activities may be recognized. SFAS No. 146 is effective for exit or disposal activities, initiated after December 31, 2002. The Company adopted SFAS No. 146 in 2003, which had no impact on the Company's financial position or results of operations.

         In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. SFAS No.150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. It is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance date of the statement and still existing at the beginning of the interim period of adoption. Restatement is not permitted. The Company adopted the provisions of SFAS No. 150 effective July 1, 2003, which had no impact on the Company's financial position or results of operations.



--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F9

         In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. This interpretation elaborates on the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The Company adopted this interpretation in 2003, which had no impact on the Company's financial position or results of operations.

         In December 2003, the FASB issued FIN 46R (revised December 2003), Consolidation of Variable Interest Entities, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. FIN 46R replaces FIN 46, Consolidation of Variable Interest Entities, which was issued in January 2003. The Company will be required to apply FIN 46R to variable interests in variable interest entities (VIEs) created after December 31, 2003. For any VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liabilities and noncontrolling interest of the VIE. The Company believes that the adoption of this standard will have no impact on its financial position or results of operations.


2.       Property And Equipment

                                                   2003               2002
                                        -------------------------------------

Furniture and fixtures                        $  65,797         $   68,684
Equipment                                       188,057            197,705
Leasehold improvements                           15,929              9,617
Computer equipment and software                 139,342             79,303
-----------------------------------------------------------------------------
                                                409,125            355,309
Less:  Accumulated depreciation and
     amortization                               268,076            163,713
-----------------------------------------------------------------------------

                                              $ 141,049         $  191,596
=============================================================================


--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F10

--------------------------------------------------------------------------------

         Depreciation and amortization charged against income for all property and equipment amounted to $122,758 and $95,714 for the years ended December 31, 2003 and 2002, respectively.

3.       Notes Payable

         During the year ended December 31, 2002, the Company entered into a revolving credit loan with a bank. This loan provided for borrowings limited to the lesser of $750,000 or the borrowing base of 75% of eligible accounts receivable. Interest on the loan was payable monthly at prime (4.0% at December 31, 2003). The loan was secured by all of the assets of the Company and the personal guarantee of the stockholders.

         This loan was amended in July 2003 and again in February 2004, extending the maturity date to April 30, 2005. The new terms include a borrowing base of 75% of eligible accounts receivable plus 25% of inventories, with eligible inventories not to exceed $1,200,000.

         The Company arranged a second revolving line of credit with the same bank in February 2004. This loan provides for borrowings limited to the lesser of $1,500,000 or the borrowing base of 75% of eligible accounts receivable plus 25% of inventories, with eligible inventories not to exceed $1,200,000. Interest on this loan is payable at the prime rate plus one percent, with all principal due April 30, 2005. This line of credit contains a covenant whereby the Company must maintain a liabilities to tangible net worth ratio of not greater than 2.5 to 1.0.

         At December 31, 2003, the Company had borrowings in excess of its borrowing base. The Company received a waiver from the bank regarding this default.

         Interest paid on the revolving credit loans amounted to $15,531 in 2003. There was no interest paid on revolving credit loans in 2002.


--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F11

--------------------------------------------------------------------------------


4.       Stockholders' Equity

         Stockholders' equity consists of the following at December 31:

                                                                        2003            2002
                                                          -------------------------------------
Qualtech International Corporation
   No par value, 10,000 shares authorized, 1,000 issued
   and outstanding in 2003 and 2002                                  $ 1,000           $ 1,000

Qualtech Services Group, Inc.
   No par value, 100,000 shares authorized, 1,000 issued
   and outstanding in 2003                                             1,000                --
-----------------------------------------------------------------------------------------------

                                                                     $ 2,000           $ 1,000
===============================================================================================



5.       Concentrations

         Major Customers

         For the years ended December 31, 2003 and 2002, sales to the Company's top ten customers comprised 51% and 15% of revenue, respectively. These customers also comprised 47% and 24% of accounts receivable at December 31, 2003 and 2002, respectively.

6.       Benefit Plan

         The Company implemented a 401(k) defined contribution benefit plan in 2003. Company contributions to the plan are discretionary, and are not allowed to exceed $1,000 per employee per year. The Company contributed $10,446 to the plan for the year ended December 31, 2003.

7.       Commitments And Contingencies

         Lease

         The Company has a noncancelable operating lease on an office and warehouse facility expiring in the year 2006. In addition to fixed rentals, the lease requires the Company to pay its pro-rata share of building maintenance, taxes and insurance. Additionally, the Company has a month-to-month lease for additional warehouse space.

         Rent expense and other charges totaled $107,080 and $74,587 for the years ended December 31, 2003 and 2002, respectively.

--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F12

--------------------------------------------------------------------------------



         The approximate minimum payments required under the noncancelable operating lease at December 31, 2003 are:

                      Year                                Amount
                      --------------------- ----------------------

                      2004                            $   75,000
                      2005                                77,000
                      2006                                38,000
                      --------------------- ----------------------

                                                       $ 190,000
                      ===================== ======================


8.       Subsequent Event

         On May 28, 2004, the Company merged with WindsorTech, Inc., an unrelated company. The effective date of the merger for accounting purposes was May 1, 2004.



--------------------------------------------------------------------------------
See the accompanying notes to financial statements.                     Page F13

                         PRO FORMA FINANCIAL INFORMATION

         The following pro forma unaudited condensed consolidated statement of our operations for the three months ended March 31, 2004 reflects the effects of our acquisition of Qualtech International Corp and Affiliate (Qualtech), which was completed effective May 1, 2004, and the proceeds from a private placement of 6,000,000 shares of common stock and 6,000,000 warrants, as if those transactions had occurred on January 1, 2004.

         The following pro forma unaudited condensed consolidated statement of our operations for the year ended December 31, 2003 reflects our estimates of the effects of the acquisition of Qualtech, which was completed effective May 1, 2004, and the proceeds from a private placement of 6,000,000 shares of common stock and 6,000,000 warrants, as if those transactions had occurred on January 1, 2003. Under

--------------------------------------------------------------------------------

     the terms of the agreement of sale, Qualtech's shareholders received a combination of Windsortech common stock and cash totaling $6.5 million of which $3.25 million is cash and $3.25 million is common stock. The purchase price totaled $6.6 million, consisting of the $6.5 million paid to Qualtech shareholders, and $100,000 of direct acquisition costs.

         In addition to the initial purchase price described in the previous paragraph, additional contingent consideration is payable, based on Qualtech meeting certain objectives. Qualtech's shareholders shall be entitled to receive 5.5 times the average income after taxes for the two year period following the effective date of the merger that exceeds One Million One Hundred Thousand ($1,100,000). A minimum of 50% of this amount is to be paid in cash. The remainder is to be paid in stock or cash at the discretion of WindsorTech. At the end of the first anniversary, if the net income is less than $1,100,000, then no additional consideration is due.

         The following pro forma unaudited condensed consolidated balance sheet at March 31, 2004 reflects the effects of the acquisition of Qualtech, which was completed effective May 1, 2004, and the proceeds from a private placement of 6,000,000 shares of common stock and 6,000,000 warrants, as if those transactions occurred on January 1, 2004. The proceeds from the private placement were used to fund the cash portion of the purchase.

         The purchase price is allocated to the net tangible and intangible assets of Qualtech acquired in the purchase, based on their fair values at the purchase date. Independent valuation specialists have been engaged to assist the management of Windsortech in determining the purchase price allocation. The purchase price allocation reflected in the accompanying unaudited pro forma condensed consolidated financial statements reflect Windsortech's estimate of the purchase price allocation. The initial purchase price allocation reflects $3,400,000 assigned to various intangible assets, and $2,497,671 assigned to goodwill. The intangibles will be amortized over the estimated future life of 2 to 9 years. In accordance with FAS 142, goodwill will not be amortized, but instead tested annually for impairment. A final determination of the purchase price allocation will be made upon completion of the independent valuation specialists' report. The actual amounts recorded, based on this report, may differ materially from management's original estimate.

         This pro forma unaudited financial information does not purport to represent (1) what our actual results of operations would have been had the acquisitions occurred on the dates assumed or (2) what we expect our results of operations to be in the future. They do not reflect any estimates of cost savings or other efficiencies that may be achieved from the integration of Qualtech. We believe that the assumptions used in preparing the proforma unaudited condensed consolidated statements of operations provide a reasonable basis for presenting all of the significant effects of the acquisition.

         You  should  read  the  pro  forma  unaudited  condensed   consolidated
     statements of operations and the accompanying notes together with the historical financial statements of Windsortech and Qualtech International and Affiliate, including the notes thereto, and other financial information pertaining to Windsortech and Qualtech, including the information set forth under "Use of Proceeds," "Description of Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

--------------------------------------------------------------------------------




                                Windsortech, Inc.

       Pro Forma Unaudited Condensed Consolidated Statement of Operations
                    For the Three Months Ended March 31, 2004
                    -----------------------------------------



                                                                Qualtech
                                                             International
                                            Windsortech,    Corporation and
                                                Inc.           Affiliate           Pro forma                 Pro forma
                                               Actual            Actual           Adjustments               Consolidated
                                           ---------------- -----------------  ------------------         -----------------
Revenues                                     $ 2,681,857      $ 5,802,984        $ (428,283)       (a)      $ 8,056,558
Cost of goods sold                             1,911,471        4,930,230          (428,283)       (a)        6,413,418
                                           ---------------- -----------------  ------------------         -----------------
Gross profit                                     770,386          872,754                                     1,643,140
Selling, general and administrative
  expenses                                       637,219          585,593                                     1,222,812
Depreciation and amortization                     25,109            4,854            79,167        (d)          109,130

Interest expense, net                             16,367            7,597                                        23,964
                                           ---------------- -----------------  ------------------         -----------------
Income before income taxes                        91,691          274,710           (79,167)                    287,234
Provision for income tax                           8,252                            109,884                     118,136
                                           ---------------- -----------------  ------------------         -----------------
Net income (loss)                            $    83,439      $   274,710        $ (189,051)                $   169,098
                                           ================ =================  ==================         =================

Earnings per common share - basic            $     0.005                                                    $     0.007
Weighted average common shares
  outstanding - basic                         16,468,754                          7,957,831        (e)       24,426,585
                                           ================ =================  ==================         =================

Earnings per common share - diluted          $     0.004                                                    $     0.005
Weighted average common shares
  outstanding - diluted                       19,107,521                         13,957,831       (e)(f)     33,065,352
-----------------------------------------  ================ =================  ==================         =================



--------------------------------------------------------------------------------






                                Windsortech, Inc.
       Pro Forma Unaudited Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 2003
                      ------------------------------------



                      Windsortech,          Qualtech
                          Inc.            International
                                          and Affiliate                                 Pro forma             Pro Forma
                         Actual(1)           Actual               Subtotal            Adjustments            As Adjusted

    Revenues             $   7,484,472   $  15,096,387        $  22,580,859             $(618,678) (a)      $   21,962,181
    Cost of goods sold       5,492,061      12,013,397           17,505,458              (618,678) (a)          16,886,780
                       --------------- ------------------- -----------------------  ----------------      ------------------
    Gross profit             1,992,411       3,082,990            5,075,401                                      5,075,401
    Selling, general
      and                    1,988,091       2,638,166            4,626,257                                      4,626,257
      administrative
      expenses
    Depreciation and
      amortization              71,973         122,758              194,731               316,667(d)               511,398
    Interest expense            79,656          15,531               95,187                                         95,187
                       --------------- ------------------- -----------------------  ----------------      ------------------
    Income (loss)
      before income           (147,309)        306,535              159,226              (316,667)                (157,441)
      taxes
      Provision for
      income tax                 1,900                                1,900               122,614(g)               124,514
                       --------------- ------------------- -----------------------  ----------------      ------------------
    Net income (loss)    $    (149,209)    $   306,535        $     157,326             $(439,281)          $     (281,955)
                       =============== =================== =======================  ================      ==================

    Earnings (loss)
      per common         $     ( 0.010)                                                                     $       (0.012)
      share - basic
      and diluted
    Weighted average
      common shares
      outstanding -         15,661,593                                                  7,957,831(e)            23,619,424
      basic and
      diluted
                       =============== =================== =======================  ================      ==================




--------------------------------------------------------------------------------




                                Windsortech, Inc.
            Pro Forma Unaudited Condensed Consolidated Balance Sheet

                                 March 31, 2004


---------------------------------------------------------------------------------------------------------------------------
                                              Qualtech                             Proforma               Pro Forma As
                            Windsortech,    International        Subtotal          Adjustments               Adjusted
                            Inc. Actual     and Affiliate
                                                Actual
Current Assets
  Cash and cash
    equivalents                  $45,043   $      172,164    $      217,207           $ 350,000  (b)(c)         $567,207
  Accounts receivable            644,264          768,421         1,412,685                                    1,412,685
  Accounts receivable -           94,358                             94,358                                       94,358
    related party
  Inventories                    880,525        1,018,810         1,899,335                                    1,899,335
  Prepaid expenses and            32,982           33,480            66,462                                       66,462
    other current assets
   Deferred income taxes          14,528                             14,528                                       14,528
                          ---------------------------------- -----------------  ------------------      -------------------
     Total Current Assets      1,711,700        1,992,875         3,704,575             350,000                4,054,575

Property and Equipment,          249,032          153,290           402,322                                      402,322
  Net
Deferred Income Taxes            112,492                            112,492                                      112,492
Intangibles                                                                           3,320,833  (d)           3,320,833
Goodwill, net                                                                         2,497,671(c)(d)          2,497,671
Other Assets                      83,548              940            84,488                                       84,488
                          ---------------------------------- -----------------  ------------------      -------------------
                              $2,156,772     $  2,147,105      $  4,303,877          $6,168,504              $10,472,381
                          ================================== =================  ==================      ===================

Current Liabilities
  Current maturities of
    capital lease           $     6,243      $                 $      6,243       $                     $          6,243
    obligations
  Accounts payable and           601,198          648,648         1,249,846                                    1,249,846
    accrued expenses
  Accrued expenses               179,467          165,281           344,748             400,000  (b)(c)          744,748
  Accrued payroll -              318,328                            318,328                                      318,328
    principal stockholders
  Customer deposits and           31,452          318,030           349,482                                      349,482
    other current
    liabilities
   Notes payable -
   principal                     360,468                            360,468                                      360,468
   stockholders, current
   portion
                          ---------------------------------- -----------------  ------------------      -------------------
     Total Current
       Liabilities             1,497,156        1,131,959         2,629,115             400,000                3,029,115
                          ---------------------------------- -----------------  ------------------      -------------------

Notes payable - Principal        400,000                            400,000                                      400,000
  Stockholders
Capital Lease Obligations          2,159                              2,159                                        2,159




                                    Page F26

---------------------------------------------------------------------------------------------------------------------------


Stockholders Equity
  Common shares                  164,688            2,000           166,688              77,578  (b)(c)          244,266
  Common stock warrants          116,000                            116,000           1,521,261  (d)           1,637,261
  Additional paid-in             658,599                            658,599           5,261,978  (b)(c)        5,920,577
    capital
  Retained earnings             (681,830)       1,013,146           331,316          (1,092,313) (d)            (760,997)
                          ---------------------------------- -----------------  ------------------      -------------------
     Total Stockholders'         257,457        1,015,146         1,272,603           5,768,504                6,727,457
       Equity
                          ---------------------------------- -----------------  ------------------      -------------------

                              $2,156,772     $  2,147,105      $  4,303,877       $   6,168,504         $     10,472,381
                          ================================== =================  ==================      ===================


 NOTES TO THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


(a)  Intercompany Eliminations

     The intercompany transactions were transactions that were at arms length and were completed prior to the acquisition. At the time of acquisition, there were no amounts that were left in inventory.



(b) Record private placement of 6,000,000 shares of common stock and 6,000,000 warrants:

Cash                                                                               $   3,600,000
Common Stock................................................................             (60,000)
Additional Paid in Capital..................................................          (1,718,739)
Warrants....................................................................          (1,521,261)
Accrued Expenses (Direct Issuance Costs)....................................            (300,000)

(c)  Record the  purchase  of  Qualtech  International  Corp and  Affiliate  for
     $6,600,000 of which $3,250,000 is in cash and $3,250,000 is in stock to the seller and $100,000 in direct acquisition costs:

Cash                                                                               $  (3,250,000)
Common Stock................................................................             (19,578)
Additional Paid in Capital..................................................          (3,230,422)
Accrued Expenses (Direct Acquisition Costs).................................            (100,000)
Book Value of Qualtech......................................................             702,329
Intangibles.................................................................           2,400,000
Goodwill....................................................................           2,497,671

(d)  Record Amortization of Intangibles

Intangible (5 yr life)......................................................       $     450,000
Divide by 5yrs for annual amortization......................................              90,000
Multiply by 3/12 for 3 months amortization..................................              22,500
Intangible (9 yr life)......................................................           2,040,000
Divide by 9yrs for annual amortization......................................             226,667
Multiply by 3/12 for 3 months amortization..................................              56,667
Intangible (indefinite life) ...............................................             910,000
Warrants....................................................................          (1,521,261)
Costs ......................................................................            (300,000)

(e)  Shares Issued

Barron Partners and Others..................................................           6,000,000
Shares Issued for Purchase of Qualtech .....................................           1,957,831
                                                                                 -------------------

                                                                                       7,957,831

(f)  In the money, Warrants issued

Barron Partners and Others..................................................           6,000,000

(g)  Taxes




     Represents an increase in the tax provision due to Qualtech's earnings, multiplied by the Company's effective income tax rate. Qualtech was an S-Corporation for tax purposes and accordingly no provision was made for federal income taxes on a pre-acquisition historical basis. Amortization is not deducted in computing the pro forma income tax provision.

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